UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2015

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
KLA-Tencor Corporation (the “Company”) held its fiscal year 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) on November 4, 2015. Of the 156,594,180 shares of the Company’s common stock outstanding as of September 15, 2015 (the record date), 145,629,156 shares, or 93.0%, were present or represented by proxy at the 2015 Annual Meeting. Three proposals were considered at the 2015 Annual Meeting.
Proposal One. At the 2015 Annual Meeting, the stockholders elected the eight candidates nominated by the Company’s Board of Directors to serve as directors for one-year terms, each until his or her successor is duly elected. The table below presents the results of the election:

Name	For	Against	Abstentions	Broker Non-Votes
Edward W. Barnholt	123,368,914	9,498,417	209,648	12,552,177
Robert M. Calderoni	131,441,899	1,453,162	181,918	12,552,177
John T. Dickson	131,548,991	1,342,461	185,527	12,552,177
Emiko Higashi	132,764,004	125,707	187,268	12,552,177
Kevin J. Kennedy	132,724,378	166,035	186,566	12,552,177
Gary B. Moore	132,732,572	157,528	186,879	12,552,177
Kiran M. Patel	132,717,543	178,078	181,358	12,552,177
Robert A. Rango	132,743,697	147,829	185,453	12,552,177
Richard P. Wallace	132,763,709	128,985	184,285	12,552,177
David C. Wang	132,732,160	137,820	206,999	12,552,177
Proposal Two. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
144,417,248	970,920	240,988	0
Proposal Three. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
129,059,203	3,398,065	619,711	12,552,177

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: November 5, 2015	By:	/s/ TERI A. LITTLE
	Name:	Teri A. Little
	Title:	Senior Vice President and General Counsel